EXHIBIT 23.2


                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Millennium Chemicals Inc. Salary and Bonus Deferral Plan of our report dated November 13, 1996, with respect to the consolidated financial statements of Cornerstone-Spectrum Inc. at September 28, 1996 and for the year then ended, included in the Annual Report on Form 10-K for the year ended December 31, 1997 of Millennium Chemicals Inc. filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Hackensack, New Jersey
May 15, 1998.